Exhibit 10.13

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Solera National Bank	)	AA-WE-10-14
Lakewood, Colorado	)

CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has supervisory authority over the Solera National Bank, Lakewood, Colorado (“Bank”).

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated March 18, 2010, that is accepted by the Comptroller.  By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order (“Order”) by the Comptroller.

Pursuant to the authority vested in it by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

Article I

COMPLIANCE COMMITTEE

(1)           Within five (5) days of this Order, the Board shall appoint a Compliance Committee of at least five (5) members and, of which no more than two (2) shall be employees of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.

(2)           The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order and shall meet at least monthly.

(3)           By no later than March 31, 2010, and by the end of every calendar month thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)                                  a description of the action needed to achieve full compliance with each Article of this Order;

(b)           actions taken to comply with each Article of this Order; and

(c)           the results and status of those actions.

(4)           The Board shall provide a summary report of the progress reached in attaining compliance with each Article of this Order to the Assistant Deputy Comptroller within fifteen (15) days of the end of each calendar quarter.

(5)           All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Order shall be forwarded to the:

Assistant Deputy Comptroller

Denver Field Office

1225 17th Street, Suite 450

Denver, Colorado 80202

(6)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policies, procedures and programs required by this Order.

Article II

BSA PROGRAM

(1)           To provide for compliance with the Bank Secrecy Act, as amended (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control (“OFAC”) (collectively referred to as the “Bank Secrecy Act” or “BSA”), the Board shall perform, within thirty (30) days of this Order, a comprehensive BSA risk assessment, to include at a minimum:

(a)                                  identification of the risks associated with the Bank’s products, services, customers, and geographies served; and

(b)                                 an evaluation of its existing internal controls to determine the need for enhanced controls to mitigate the risks identified in Subparagraph (1)(a) of this Article.

(2)           Within sixty (60) days of this Order, the Bank shall revise, adopt, implement and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with the BSA (“Risk-Based BSA Program”) to include consideration of:

(a)                                  the findings of the BSA risk assessment;

(b)                                 the deficiencies identified in the Report of Examination conducted as of September 30, 2009 (the “ROE”);

(c)                                  the requirements of 12 C.F.R. § 21.21; and

(d)                                 the requirements of this Order relating to Compliance Staff, Training, Internal Controls and Audit.

Article III

BSA COMPLIANCE STAFF

(1)           Within thirty (30) days of this Order, the Board shall determine whether any changes are needed regarding the Bank’s BSA Officer, including the responsibilities, authority, structure, independence or skills of the Bank Secrecy Act Officer.  In particular, the Board shall ensure that the BSA Officer has sufficient training, authority, and skill to perform the assigned responsibilities.

Article IV

BSA TRAINING

(1)           The Risk-Based BSA Program shall include a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of their specific assigned responsibilities for compliance with the requirements of the Bank Secrecy Act.  The program must include advanced training for supervisory personnel as appropriate for their respective BSA responsibilities.

Article V

BSA INTERNAL CONTROLS

(1)           The Risk-Based BSA Program shall include policies and procedures for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA, to include at a minimum:

(a)                                  the creation of a list of customers or accounts exhibiting high risk characteristics for money laundering, terrorist financing, or other illicit activity;

(b)                                 enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the BSA;

(c)                                  adequate controls and procedures to identify and report suspicious and large currency transactions;

(d)                                 well-defined policies and procedures for investigating and resolving transactions that have been identified as unusual or suspicious;

(e)                                  procedures to maintain records on monetary instrument transactions and funds transfers, as required by the BSA; and

(f)                                    policies and procedures to ensure that new locations, products and services are included, monitored and assessed within the Bank’s program for compliance with the BSA.

(2)           The Risk-Based BSA Program shall include policies and procedures to provide for the Bank’s monitoring of suspicious cash, monetary instruments, wire transfers, and other activities for all types of transactions, accounts, customers, products, services, and geographic areas, to include at a minimum:

(a)           periodic reviews of cash purchases of monetary instruments;

(b)                                 periodic analysis of aggregate cash, monetary instrument, and wire activity;

(c)           periodic analysis of Currency Transaction Report filings;

(d)                                 periodic review and analysis of high risk transactions, accounts, customers, products, services, and geographic areas; and

(e)           submission of SARs based on these reviews and analyses.

(3)           The Risk-Based BSA Program shall maintain policies and procedures for expanded account-opening procedures for all accounts that pose greater than normal risk for compliance with the Bank Secrecy Act.

(4)           Within ninety (90) days of this Order, the Board shall ensure that the BSA Program includes policies and procedures for the maintenance of an integrated, accurate system for all Bank areas to produce periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports.

(5)           The BSA Officer or designee shall periodically review, not less than each calendar year, all account documentation for all high-risk customers and accounts and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer’s business or occupation and the stated purpose of the account.

Article VI

BSA AUDIT

(1)           The Board shall ensure the continuance of an external BSA audit, that is independent, adequate in scope and frequency, and designed to ensure compliance with the BSA in all areas of the Bank.

(2)           A copy of the proposed engagement letter for the external BSA audit shall be submitted to the Assistant Deputy Comptroller.  Upon receipt of no supervisory objection to the proposed engagement letter, the Board shall, within thirty (30) days, proceed with the proposed external BSA audit.

(3)           All audit reports shall be in writing and supported by adequate workpapers, which must be provided to the Bank.  The Board shall ensure that immediate actions are undertaken to remedy any deficiencies cited in audit reports, and that the Board maintain a written record describing those actions.

Article VII

CREDIT RISK MANAGEMENT

(1)           Within forty-five (45) days of this Order, the Board shall prepare and submit to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection, a program (including policies and procedures) designed to ensure the Bank manages and controls the risk in the loan portfolio.  The written program shall include, at a minimum:

(a)                                  the establishment of commercial real estate lending (“CRE”) concentration limits stratified by type, locality and other meaningful measures supported by written analysis;

(b)                                 the establishment of a concentration limit for the Business Manager Accounts Receivable line of business and an established limit for aggregate outstanding individual customer invoices;

(c)                                  procedures to ensure that any participations purchased are consistent with safe and sound banking practices, the guidelines set forth in Banking Circular 181 (Revised), dated August 2, 1984, and the requirements of 12 C.F.R. Part 34;

(d)                                 a workout policy that outlines reasonable loan terms and amortization periods;

(e)                                  policies and procedures to ensure that Criticized Asset Action Plans include the following information:

(i)                                     the purpose and terms of the original note and any modification of terms;

(ii)                                  an identification of the expected sources of repayment and an analysis of their adequacy;

(iii)                               the appraised value of supporting collateral and the position of the Bank’s lien on such collateral where applicable as well as other necessary documentation to support the collateral valuation; and

(iv)                              the proposed action to eliminate the basis of criticism and the time frame for its accomplishment, including the rationale supporting any workout arrangement or concession.

(2)           Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall immediately implement and thereafter ensure adherence to the program, policies and procedures required by this Article.

Article VIII

CLOSING

(1)           Although the Bank is required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank and the completeness and accuracy of the Bank’s books and records.

(2)           If, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

(3)           The provisions of this Order shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

(4)           In each instance in this Order in which the Bank or the Board is required to ensure implementation of or adherence to, or to undertake to perform, an obligation of the Bank, the Board shall:

(a)           authorize and adopt such actions on behalf of the Bank as may be necessary or appropriate for the Bank to perform its obligations under this Order;

(b)           require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c)                                  follow up on any non-compliance with such actions in a timely and appropriate manner; and

(d)                                 require corrective action be taken in a timely manner for any non-compliance with such actions.

(5)           This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding the Comptroller or the United States.

(6)           The terms of this Order, including this Paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned has hereunto set her hand.

/s/ Karen M. Boehler	March 18, 2010
Karen M. Boehler	Date
Assistant Deputy Comptroller
Denver Field Office

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Solera National Bank	)	AA-WE-10-14
Lakewood, Colorado	)

STIPULATION AND CONSENT TO THE

ISSUANCE OF A CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against the Solera National Bank, Lakewood, Colorado (“Bank”), pursuant to 12 U.S.C. § 1818(b) through the issuance of a Notice of Charges for an Order to Cease and Desist for a violation of 12 C.F.R. § 21.21.

The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated March 18, 2010 (the “Order”);

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

Article I

Jurisdiction

(1)           The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)           The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3)           The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

Article II

Agreement

(1)           The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

(2)           The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(3)           The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

Article III

Waivers

(1)           The Bank, by signing this Stipulation and Consent, hereby waives:

(a)           the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)                                 any and all procedural rights available in connection with the issuance of this Order;

(c)                                  all rights to a hearing and a final agency decision with regard to the issuance of this Order pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19;

(d)                                 all rights to seek any type of administrative or judicial review with regard to the issuance of this Order; and

(e)           any and all rights to challenge or contest the validity of the Order.

Article IV

Other Action

(1)           The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set her hand on behalf of the Comptroller.

/s/ Karen M. Boehler	March 18, 2010
Karen M. Boehler	Date
Assistant Deputy Comptroller
Denver Field Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Norma Akers	March 18, 2010
Norma Akers	Date

/s/ Rob Alvardo	March 18, 2010
Rob Alvardo	Date

/s/ Maria Arias	March 18, 2010
Maria Arias	Date

/s/ Douglas Crichfield	March 18, 2010
Douglas Crichfield	Date

/s/ Robert Gallegos	March 18, 2010
Robert Gallegos	Date

/s/ Ronald Montoya	March 18, 2010
Ronald Montoya	Date

/s/ Ray Nash	March 18, 2010
Ray Nash	Date

/s/ Basil Sabbah	March 18, 2010
Basil Sabbah	Date

/s/ Stan Sena	March 18, 2010
Stan Sena	Date

/s/ Larry Trujillo	March 18, 2010
Larry Trujillo	Date

/s/ K.C. Veio	March 18, 2010
K.C. Veio	Date